UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2010, the board of directors of StarTek, Inc. (the “Company”) appointed John R. Harris as a member of the board of directors of the Company, effective immediately.  The board of directors has determined that Mr. Harris is independent under applicable NYSE listing standards and Mr. Harris will serve on the Audit Committee and Compensation Committee of the board of directors.  A press release announcing the appointment of Mr. Harris is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Mr. Harris served as President and CEO of eTelecare Global Solutions, Inc. (Nasdaq: ETEL) from 2006 through its acquisition by Stream Global Services in 2009.  eTelecare was headquartered in Manila, Philippines with annual revenue of approximately $285 million and over 13,000 employees worldwide.  Previously, Mr. Harris served as President and Chief Executive Officer of Seven Worldwide, a $400 million BPO services company, from 2003 to 2005, as President and Chief Executive Officer of Delinea Corporation, a BPO services company, from 2002 to 2003, and as President and Chief Executive Officer of Exolink Corporation, a technology company, from 2001 to 2002.  From 1973 to 1999, Mr. Harris held a variety of positions, including group vice president and corporate officer, with Electronic Data Systems Corporation, or EDS, a provider of IT and BPO services (now a part of Hewlett Packard).  Mr. Harris holds a B.B.A. and a M.B.A. from West Georgia University.  Mr. Harris is currently a director of Premier Global Services (NYSE: PGI), The Hackett Group (Nasdaq: HCKT) and Banctec (privately held).  Mr. Harris also served as a director of inVentiv Health (Nasdaq: VTIV) from May 2000 to May 2008.

The board of directors believes that Mr. Harris’ experience in the BPO services industry will bring valuable experience to the board and assist the Company with its global expansion initiatives and operational improvement initiatives.  The board also believes Mr. Harris’ extensive leadership experience in senior management positions and on boards of directors brings valuable expertise to the board.

Mr. Harris will receive an annual board retainer of $35,000 in cash and an additional annual cash retainer of $7,500 for serving on the Audit Committee and $5,000 for serving on the Compensation Committee, paid quarterly.  Mr. Harris was also granted 9,569 shares of restricted stock, which vest as to 25% of the shares each quarter following the date of grant.

Mr. Harris has not previously held any positions with the Company and there have been no related person transactions between Mr. Harris and the Company.  Mr. Harris has no family relationships with any director or executive officer of the Company.  There are no other arrangements or understandings with Mr. Harris with respect to his appointment as a director.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release dated October 4, 2010 announcing the appointment of new member of the board of directors

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: October 4, 2010	By:	/s/ DAVID G. DURHAM
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 4, 2010 announcing the appointment of new member of the board of directors